UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2023

SIGILON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39746	47-4005543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Binney Street, Suite 600 Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 336-7540

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	SGTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 28, 2023, Sigilon Therapeutics, Inc., a Delaware corporation (“Sigilon” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eli Lilly and Company, an Indiana corporation (“Parent”), and Parent’s wholly owned subsidiary, Shenandoah Acquisition Corporation, a Delaware corporation (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) to purchase any and all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company in exchange for (a) $14.92 per Share, net to the stockholder in cash, without interest (the “Closing Amount”), plus (b) one contingent value right per Share (each, a “CVR”), which represents the contractual right to receive up to three contingent payments for an aggregate of up to $111.64 per CVR, net to the stockholder in cash, without interest and less any tax withholding, upon the achievement of certain specified milestones in accordance with the terms and subject to the conditions of the Contingent Value Rights Agreement (the “CVR Agreement”) to be entered into between Parent and an agent selected by Parent and reasonably acceptable to the Company (the “Rights Agent”) (the Closing Amount plus one CVR, collectively, or any higher amount per Share paid pursuant to the Offer, the “Offer Price”).

Following the consummation of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will merge with and into the Company as provided in the Merger Agreement (the “Merger”), with the Company being the surviving corporation. The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), which permits completion of the Merger without a stockholder vote promptly following consummation of the Offer. At the effective time of the Merger (the “Effective Time”), each Share (other than (i) Shares held in the treasury of the Company or owned by Parent, Purchaser or any direct or indirect wholly owned subsidiary of Parent or Purchaser or (ii) Shares that are held by stockholders who are entitled to and properly demand appraisal for such Shares in accordance with Section 262 of the DGCL) will be cancelled and converted into the right to receive the Offer Price from Purchaser (the “Merger Consideration”).

The obligation of Parent and Purchaser to consummate the Offer is subject to the condition that there be validly tendered and not validly withdrawn prior to the expiration of the Offer a number of Shares that, together with the number of Shares, if any, then owned beneficially by Parent and Purchaser (together with their wholly owned subsidiaries) would represent a majority of the Shares outstanding as of the consummation of the Offer (the “Minimum Tender Condition”). The Minimum Tender Condition may not be waived by Purchaser without the prior written consent of the Company. The obligation of Purchaser to consummate the Offer is also subject to other customary conditions. In addition, the obligation of Purchaser to consummate the Offer is conditioned upon, among other things, the accuracy of the representations and warranties of the Company (subject to certain materiality exceptions), and material compliance by the Company with its covenants under the Merger Agreement. Consummation of the Offer is not subject to a financing condition.

The Merger Agreement provides for the following treatment of the Company’s equity awards:

•	Company Stock Options (whether vested or unvested) will be cancelled in exchange for (i) a cash amount equal to the difference, if any, between $14.92 and the applicable exercise price plus (ii) one CVR per share underlying the option; provided that options with an exercise price that equals or exceeds $14.92 will be cancelled for no consideration;

•	Restricted stock unit (“RSU”) awards (whether vested or unvested) will be cancelled in exchange for (i) a cash amount equal to $14.92 per share underlying the RSU award plus (ii) one CVR per share underlying the RSU award; and

•	The existing offering period under the Company’s Employee Stock Purchase Plan (“ESPP”) will continue in accordance with its terms, except that if the Effective Time occurs prior to last day of the existing offering period, the offering period will be shortened so that the exercise date for the offering period will occur prior to the Effective Time and employees participating in the existing offering period will be entitled to purchase shares under the ESPP on the earlier exercise date in accordance with their elections for such offering period and the terms of the ESPP and the ESPP will be terminated.

The Merger Agreement also provides that each warrant of the Company (“Company Warrant”) will be cancelled in exchange for the right to receive a cash amount equal to the difference between $14.92 and the applicable exercise price plus one CVR per share underlying the warrant; provided that warrants with an exercise price that equals or exceeds $14.92 per share will be cancelled for no consideration.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser. The Company has agreed, among other things, to use commercially reasonable efforts to operate its business in the ordinary course until the time at which the Purchaser irrevocably accepts for purchase all Shares validly tendered (and not validly withdrawn) pursuant to the Offer (the “Acceptance Time”) and not to engage in specified types of transactions during such period. The Company has also agreed to customary non-solicitation restrictions, including not to initiate, solicit, knowingly facilitate or engage in discussions with third parties regarding other proposals for alternative business combination transactions involving the Company or change the recommendation of the Company Board of Directors (“Company Board”) to the Company’s stockholders regarding the Offer, in each case, except as otherwise permitted by the Merger Agreement, including to enter into an alternative transaction that constitutes a Superior Proposal (as defined in the Merger Agreement) in compliance with the Company Board’s fiduciary duties under applicable law and subject to payment of a termination fee (described below).

The Merger Agreement also includes customary termination provisions for both the Company and Parent, including, among others, the right of both parties to terminate for failure to consummate the Offer on or before October 28, 2023. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, the Company will be required to pay the Parent a termination fee of $1,325,000 (including under specified circumstances in connection with the Company’s entry into an agreement with respect to a Superior Proposal or the Company Board’s change of recommendation in favor of the Offer).

The Company Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of, the Company and its stockholders, (ii) duly authorized and approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder and the consummation of the transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein, (iii) resolved that the Merger Agreement and the transactions contemplated thereby will be governed by and effected under Section 251(h) and other relevant portions of the DGCL and (iv) resolved to recommend to holders of the Shares to accept the Offer and tender their Shares pursuant to the Offer.

The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The assertions embodied in the representations and warranties included in the Merger Agreement were made solely for purposes of the contract among the Company, Purchaser and Parent and are subject to important qualifications and limitations agreed to by the Company, Purchaser and Parent in connection with the negotiated terms, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties. Moreover, some of those representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Purchaser and Parent rather than establishing matters as facts. Investors should not rely on the representations and warranties or any description of them as characterizations of the actual state of facts of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and this subsequent information may or may not be fully reflected in public disclosures by the Company or Parent.

Tender and Support Agreement

On June 28, 2023, in connection with the execution and delivery of the Merger Agreement, Flagship Ventures Fund, V L.P. and Flagship Pioneering Special Opportunities Fund II, L.P. (together, the “Support Stockholders”), solely in their respective capacities as stockholders of the Company, each entered into a tender and support agreement (collectively, the “Tender and Support Agreement”) with Parent and Purchaser, pursuant to which each Support Stockholder agreed, among other things, (i) to tender all of the Shares held by such Support Stockholder in the Offer, subject to certain exceptions (including the valid termination of the Merger Agreement), (ii) to vote against other proposals to acquire the Company and (iii) to certain other restrictions on its ability to take actions with respect to the Company and its Shares. The Support Stockholders collectively beneficially own approximately 32% of the outstanding Shares.

Contingent Value Right Agreement

At or prior to the Acceptance Time, Purchaser, Parent and the Rights Agent will enter into the CVR Agreement. Each holder of Shares, holders of Company Restricted Stock Units, holders of Company Stock Options (other than Company Stock Options that have an exercise price that equals or exceeds the Closing Amount) and holders of Company Warrants (other than Company Warrants that have an exercise price that equals or exceeds the Closing Amount) will become entitled to receive up to three cash payments, each such payment being contingent upon, and subject to, the achievement of the applicable milestones (the “Milestones”) prior to the earlier of the applicable Milestone Expiration (as defined in the CVR Agreement) and termination of the CVR Agreement. The CVRs are contractual rights only and not transferable except under certain limited circumstances, will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, Purchaser or Company or any of their affiliates.

Each CVR represents a right to receive the following cash payments, without interest and less any applicable tax withholding (the “Milestone Payments”) if the following Milestones are achieved:

●	First Dosing Milestone: $4.06 per CVR, payable upon the occurrence of the first human being patient being dosed with a product in a Phase I clinical trial prior to July 31, 2027;

●	First Registration Purposes: Dosing Milestone $26.39 per CVR, payable upon the occurrence of the first patient being dosed with a product in a pivotal trial prior to the December 31, 2028; and

●	Marketing Authorization Milestone: $81.19 per CVR, payable upon the occurrence of marketing authorization for a product in (a) the United States, (b) Japan or (c) three of France, the United Kingdom, Italy, Spain and German prior to December 31, 2031.

There can be no assurance that any Milestone will be achieved prior to its expiration or termination of the CVR Agreement, or that payment will be required of Parent with respect to any Milestone.

The foregoing description of the CVR Agreement is qualified in all respects by reference to the full text of the form of the agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 8.01 Other Events.

On June 29, 2023, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

*****

Additional Information and Where to Find It

The Offer for the Shares referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation or offer to sell securities, nor is it a substitute for the tender offer materials that Parent and Purchaser will file with the SEC, upon the commencement of the Offer. At the time the Offer is commenced, Parent and Purchaser will file a tender offer statement on Schedule TO, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE COMPANY’S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. Stockholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov. stockholders can obtain a copy of the solicitation/recommendation statement on the Company’s website at www.sigilon.com.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectations of the Company and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties including, among others, uncertainties as to the timing of the Offer and the completion of the proposed acquisition of the Company; uncertainties as to how many of the Company’s stockholders will tender their Shares in the Offer; the possibility that various closing conditions for the proposed acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed acquisition; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effects of the proposed acquisition (or the announcement thereof) on the trading price of the Common Stock; relationships with associates, customers, other business partners and key third parties, or governmental entities; transaction costs; risks that the proposed acquisition disrupts current plans and operations of the Company or adversely affects employee retention; the risk that the proposed acquisition of the Company will divert management’s attention from ongoing business operations; changes in the Company’s businesses during the period between announcement and closing of the proposed acquisition; any legal proceedings that may be instituted related to the proposed acquisition; and other risks and uncertainties, including those identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which is filed with the SEC and available at www.sec.gov, and other filings that the Company may make with the SEC in the future. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected or anticipated in these forward-looking statements.

Any forward-looking statements made by the Company in this filing speak only as of the date hereof. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1*	Agreement and Plan of Merger, dated as of June 28, 2023, among Eli Lilly and Company, Shenandoah Acquisition Corporation and Sigilon Therapeutics, Inc.

10.1	Form of Contingent Value Right Agreement, by and among Eli Lilly and Company and a rights agent selected by Eli Lilly and Company and reasonably acceptable to Sigilon Therapeutics, Inc.

99.1	Joint Press Release, dated June 29, 2023, issued by Sigilon Therapeutics, Inc. and Eli Lilly and Company.

104	Cover Page Interactive Data File (embedded within XBRL document)

* Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or similar attachment to Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGILON THERAPEUTICS, INC.

By:	/s/ Rogerio Vivaldi Coelho, M.D.
Name: Rogerio Vivaldi Coelho, M.D.
Title: President and Chief Executive Officer

Dated: June 29, 2023